CONVERTIBLE PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATES. THIS NOTE HAS BEEN ISSUED IN RELIANCE UPON THE REPRESENTATION OF THE HOLDER THAT IT HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARDS THE RESALE OR OTHER DISTRIBUTION THEREOF. THIS NOTE IS SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. HOLDERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

BLOCKCHAIN OF THINGS, INC.

CONVERTIBLE PROMISSORY NOTE

Principal Amount: $10,000.00

Date of Issuance: June 23, 2017 Maturity Date: June 23, 2020

FOR VALUE RECEIVED, Blockchain of Things, Inc., a Delaware corporation (the "Company"), hereby unconditionally promises to pay to the order of Michael D. Warren (the "Holder''), or his assigns, the aggregate principal amount of Ten Thousand Dollars and 00/100 ($10,000.00), together with interest on the unpaid principal balance of this Convertible Note (this "Note") at a rate equal to five percent (5%) (computed on the basis of the actual number of days elapsed in a 365-day year) per annum (the "Interest Rate"). Interest shall accrue from the date hereof and shall continue to accrue on the outstanding principal balance of this Note until paid in full or converted. Except as expressly provided herein, all payments of principal and interest by the Company under this Note shall be made in United States dollars in immediately available funds to an account specified by the Holder.

1.                TERM. To the extent not previously paid or converted in accordance with the terms herein prior to [June 7, 2020] (the "Maturity Date"), the Company will repay the entire Outstanding Balance (as defined below) on the Maturity Date.

2.                 INTEREST. Interest on this Note shall accrue from the date hereof, and all outstanding principal under the Note and any accrued and unpaid interest due thereon (the "Outstanding Balance") shall be payable on the Maturity Date, unless prepaid pursuant to Section 3 hereof or earlier converted pursuant to Section 4 hereof.

3.	PREPAYMENT. Except as set forth in Section 4 below, the Company shall not prepay all or any portion of the Outstanding Balance without the prior written consent of the Holder.
4.	CONVERSION RIGHTS.

4.1	Upon the Occurrence of a Qualified Financing

4.1.1	Upon the consummation of a Qualified Financing (as defined below), the Outstanding Balance shall automatically be converted without any further action on the part of the Company or Holder into the shares of preferred stock of the Company being issued and sold to the Investors (as defined below) in such Qualified Financing (the "Qualified Financing Securities") at a fifteen percent (15%) discount to the price per share as the Qualified Financing Securities. The Qualified Financing Securities shall be issued on terms and conditions that apply to the Qualified Financing. The Qualified Financing Securities issued to the Holder shall carry the same rights and obligations as the other Qualified Financing Securities issued in the Qualified Financing.
4.1.2	A "Qualified Financing" shall mean an equity financing of the Company occurring after the date hereof pursuant to which the Company sells and issues to an investor or multiple investors (the "Investors") shares of preferred stock of the Company and in which gross aggregate proceeds to the Company from such equity financing exceeds Five Million Dollars and 00/100 ($5,000,000.00)(excluding any and all notes which are converted).

4.2	Upon Failure to Obtain Qualified Financing or a Sale of the Company

4.2.1	If either (i) the Company does not consummate a Qualified Financing on or prior to the Maturity Date or (ii) a Sale of the Company occurs on or prior to the Maturity Date, then the Holder shall have the right, but not the obligation, to convert, effective immediately prior to the closing of the Sale of the Company or on or after the Maturity Date, as applicable, the Outstanding Balance into shares of Common Stock of the Company, par value $0.0001 per share (the "Common Stock"), at the price per share equal to a fifteen percent (15%) discount to (i) in the event that the Company does not consummate a Sale of the Company on or prior to the Maturity Date, the fair market value of a single share of Common Stock as of the Maturity Date, which fair market value shall be determined by the Company in good faith, or (ii) in the event that the Company consummates a Sale of the Company on or prior to the Maturity Date, the price per share of the Common Stock paid to the existing equity holders of the Company in connection such Sale of the Company.

4.2.2	A "Sale of the Company" shall mean (i) the reorganization, consolidation or merger of the Company in which the holders of the Company's outstanding voting securities pre-closing of that event do not retain voting securities representing a majority of the voting power of the surviving entity, (ii) the sale, transfer or exclusive license of all or substantially all of the assets of the Company, or (iii) the sale of equity by the existing holders of capital stock of the Company the result of which is that more than fifty percent (50%) of the Company's outstanding voting securities immediately following such transaction are owned by persons or entities who were not equity holders of the Company immediately prior to any such transaction.

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4.3  No fractional shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to Holder upon the conversion of this Note, the Company shall pay to Holder an amount equal to the product obtained by multiplying the conversion price by the fraction of a share not issued pursuant to the previous sentence. Upon conversion of this Note in full and the payment of any amounts specified in this Section 4.3, this Note shall be canceled and the Company shall be forever released from all its obligation and liabilities under this Note.

5.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Holder that:

5.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as currently conducted.

5.2  Corporate Power. The Company has all requisite legal and corporate power to enter into, execute and deliver the Note. The Note is a valid and binding obligation of the Company, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, usury or other laws of general application relating to or affecting enforcement of creditors' rights and the rules or laws governing specific performance, injunctive relief or other equitable remedies.

5.3  Authorization. All corporate and legal action on the part of the Company, its board of directors and stockholders necessary for the sale and issuance of the Note, and the Company's performance of its obligations under the Note, have been taken.

6.	REPRESENTATIONS AND WARRANTIES OF THE HOLDER. Holder hereby represents and warrants to the Company that:

6.1  Purchase for Own Account. This Note, the shares of Common Stock of the Company issued to the Holder at the Holder's option in the event that there is no Qualified Financing (the "Common Shares") and the shares of preferred stock of the Company issued to the Holder in the Qualified Financing (the "Preferred Shares" and together with the Common Shares, the "Shares") will be acquired for investment for the Holder's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.

6.2  Disclosure of Information. The Holder has received or has had full access to all the information the Holder considers necessary or appropriate to make an informed investment decision with respect to this Note and the Shares. The Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Note and the Shares and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Holder or to which the Holder had access.

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6.3  Investment Experience. The Holder understands that the purchase of this Note and the Shares involves substantial risk. The Holder (i) has experience as an investor in securities of companies in the development stage and acknowledges that the Holder is able to fend for itself, can bear the economic risk of the Holder's investment in the Note and the Shares and has such knowledge and experience in financial or business matters that the Holder is capable of evaluating the merits and risks of this investment in the Note and the Shares and protecting its own interests in connection with this investment and/or (ii) has a preexisting personal or business relationship with the Company and its manager and member of a nature and duration that enables the Holder to be aware of the character, business acumen and financial circumstances of such persons.

6.4  Accredited Investor Status. The Holder is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act.

6.5  Restricted Securities. The Holder understands that the Shares are characterized as "restricted securities" under the Securities Act and Rule 144 promulgated thereunder inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Holder is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. The Holder understands that the Company is under no obligation to register any of the securities sold hereunder.

6.6  No Solicitation. At no time was the Holder presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Securities.

7.	EVENTS OF DEFAULT

7.1  Events of Default. Each of the following defaults shall constitute an "Event of Default'' if such default is not cured during such period of time as is specified below (or if no period of time is specified below, immediately upon such default) after the Holder has given the Company written notice of such default; provided, however, that no such notice shall be required for an Event of Default pursuant to Sections 7.1.1, 7.1.3 and 7.1.4 below:

7.1.1        the failure of the Company to pay principal, interest or other amounts owing, if any, under this Note when due;

7.1.2  unless waived by the Holder, the Company's material breach of any representations or warranties of the Company under this Note which breach is not cured by the Company within ten (10) days of notice thereof from the Holder;

7.1.3  if the Company shall (1) make a determination to discontinue its business, (2) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its property, (3) admit in writing its inability to pay its

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debts, (4) make a general assignment for the benefit of creditors, or (5) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors, or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation laws or statutes, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law; or

7.1.4        if there shall be filed against the Company an involuntary petition seeking reorganization of the Company or the appointment of a receiver, trustee, custodian or liquidator of the Company or a substantial part of its assets, or an involuntary petition under any bankruptcy, reorganization or insolvency law of any jurisdiction, whether now or hereafter in effect (any of the foregoing petitions being hereinafter referred to as an "Involuntary Petition") and such Involuntary Petition shall not have been dismissed within ninety (90) days after it was filed.

7.2  Acceleration Upon Event of Default. Upon each and every such Event of Default pursuant to Sections 7.1.1 and 7.1.2 (subject to cure), this Note and any and all indebtedness of the Company to the Holder under this Note shall immediately become due and payable, and upon an Event of Default pursuant to each of the other subsections under Section 7.1 above, and at any time thereafter during the continuance of such Event of Default, at the election of the Holder, this Note and any and all indebtedness of the Company to Holder under this Note shall immediately become due and payable both as to principal and interest (including any accrued and unpaid interest thereon), without presentment, demand, or protest, all of which are hereby expressly waived, anything contained herein or other evidence of such indebtedness to the contrary notwithstanding.

7.3  Other Remedies. In case any one or more Events of Default shall occur and be continuing, whether or not any acceleration of the Note shall have occurred, the Holder may, among other things, proceed to protect and enforce Holder's rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, or for an injunction against a violation of any of the terms hereof or thereof or in and of the exercise of any power granted hereby or thereby or by law. The Holder shall have a full right of offset for any amounts due upon such an Event of Default against any amounts payable by the Holder to the Company. No right conferred upon the Holder hereby shall be exclusive of any other right referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

8.	MISCELLANEOUS.

8.1  This Note does not by itself entitle the Holder to any voting rights or other rights as a stockholder of the Company. No provisions of this Note, and no enumeration herein of the rights or privileges of the Holder, shall cause the Holder to be a stockholder of the Company for any purpose.

8.2  This Note shall be governed in all respects by the laws of the State of New York without regard to principles of conflict of laws.

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8.3  The titles, captions and headings of this Note are included for ease of reference only and will be disregarded in interpreting or construing this Note. Unless otherwise specifically stated, all references herein to "sections" and "exhibits" will mean "sections" and "exhibits" to this Note.

8.4  Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Note shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when received when sent by facsimile at the address and number set forth below (upon customary confirmation of receipt); (c) five (5) business days after deposit in the U.S. mail first class, postage prepaid, registered or certified mail with return receipt requested and addressed to the other party as set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed. A party may change or supplement the addresses given below, or designate additional addresses, for purposes of this section by giving the other party written notice of the new address in the manner set forth above.

To Holder:	To the Company:
Michael D. Warren	Blockchain of Things, Inc.
644 Colonel Dewees Road	225 East 36th Street, Suite 3E
Wayne, PA 19087	New York, NY 10016
Email: michael@mdwarren.com	Attention: CEO/President

8.5  No delay or omission to exercise any right, power or remedy accruing to the Holder, upon any breach or default of the Company under this Note, shall impair any such right, power or remedy of the Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach of default thereafter occurring or any waiver of any other breach or default theretofore or thereafter occurring. The acceptance at any time by the Holder of any past-due amount shall not be deemed to be a waiver of the right to require prompt payment when dueof any other amounts then or thereafter due and payable. Any waiver, permit, consent or approval of any kind or character on the part of the Holder of any breach of default under this Note or any waiver on the part of the Holder of any provisions or conditions of this Note, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Note, or by law or otherwise afforded to the Holder shall be cumulative and not alternative.

8.6  This Note may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

8.7  If any paragraph, provision or clause of this Note shall be found or be held to be illegal, invalid or unenforceable, the remainder of this Note shall be valid and enforceable and the parties shall use good faith to negotiate a substitute, valid and enforceable provision that most nearly effects the parties' intent in entering into this Note.

8.8  The Company hereby waives presentment, demand, protest, notice of dishonor, diligence and all other notices, any release or discharge arising from any extension of time, discharge of a prior party, release of any or all of any security given from time to time for this Note, or other cause of release or discharge other than actual payment in full hereof.

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8.9  The Holder shall not be deemed, by any act or omission, to have waived any of the Holder's rights or remedies hereunder unless such waiver is in writing and signed by the Holder and then only to the extent specifically set forth in such writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event. No delay or omission of the Holder to exercise any right, whether before or after a default hereunder, shall impair any such right or shall be construed to be a waiver of any right or default, and the acceptance at any time by the Holder of any past-due amount shall not be deemed to be a waiver of the right to require prompt payment when due of any other amounts then or thereafter due and payable.

8.10    In the event, any party is required to engage the services of any attorneys for the purpose of enforcing this Note, or any provision thereof, the prevailing party shall be entitled to recover its reasonable expenses and costs in enforcing this Note, including attorneys' fees.

8.11    If any provisions of this Note would require the Company to pay interest hereon at a rate exceeding the highest rate allowed by applicable law, the Company shall instead pay interest under this Note at the highest rate permitted by applicable law.

8.12     Any term of this Note may be amended, and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder.

[Signature Page Follows]

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IN WITNESS, WHEREOF, the Company and the Holder have executed this Note as of the date first above written.

COMPANY:

BLOCKCHAIN OF THINGS, INC.

By: /s/ Andre De Castro

Name: Andre De Castro

Title: CEO and President

HOLDER:

MICHAEL D. WARREN

/s/ Michael Warren

Michael Warren 06/26/2017

Signature Page to Convertible Promissory Note - Michael D Warren

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